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                                                                    Exhibit 10.6


              SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT


                 SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of March 23, 1998, by and among SPECTRASITE HOLDINGS, INC. (the "Company"), a Delaware corporation, WHITNEY EQUITY PARTNERS, L.P. ("JHW II"), a Delaware limited partnership, J.H. WHITNEY III, L.P. ("JHW
III"), a Delaware limited partnership, WHITNEY STRATEGIC PARTNERS III, L.P. ("JHW Strategic III"), a Delaware limited partnership, WALLER-SUTTON MEDIA PARTNERS, L.P. ("Waller"), a Delaware limited partnership, KITTY HAWK CAPITAL LIMITED PARTNERSHIP, III ("Kitty Hawk III"), a Delaware limited partnership, KITTY HAWK CAPITAL LIMITED PARTNERSHIP, IV ("Kitty Hawk IV"), a Delaware limited partnership, EAGLE CREEK CAPITAL, LLC ("Eagle Creek"), a Washington limited liability company, STEPHEN H. CLARK ("Clark"), ROBERT M. LONG ("Long"), FINLEY FAMILY LIMITED PARTNERSHIP ("Finley LP"), an Arkansas limited partnership, THE NORTH CAROLINA ENTERPRISE FUND, L.P. ("NCEF"), a North Carolina limited partnership, EDWARD J. LUTKEWICH ("Lutkewich"), JACK W. JACKMAN ("Jackman"), ALTON D. ECKERT ("Eckert") and WILLIAM R. GUPTON ("Gupton"). JHW II, JHW III, JHW Strategic III, Waller, Kitty Hawk III, Kitty Hawk IV, Eagle Creek, Clark, Long, the Finley LP, NCEF, Lutkewich, Jackman, Eckert and Gupton are sometimes hereinafter collectively referred to as the "Stockholders" and each individually as a "Stockholder."

                              W I T N E S S E T H:

                 WHEREAS, pursuant to the terms of the Stock Purchase Agreement (the "Series A Purchase Agreement"), dated as of May 12, 1997, by and among Integrated Site Development, Inc. ("Integrated" or the "Company"), a Delaware corporation (now known as SpectraSite Holdings, Inc.), U.S. Towers, Inc. ("UST" or "SpectraSite"), a Delaware corporation (now known as SpectraSite Communications, Inc.), Telesite Services, LLC ("Telesite"), an Arkansas limited liability company, which merged into SpectraSite, Metrosite Management, LLC ("Metrosite"), an Arkansas limited liability company, JHW II and Kitty Hawk III, (A) JHW II purchased 3,203,118 shares of 8% Series A Cumulative Convertible Redeemable Preferred Stock, $0.001 par value per share (the "Series A Preferred Stock"), of the Company and (B) Kitty Hawk III purchased 259,712 shares of Series A Preferred Stock; and

                 WHEREAS, pursuant to the terms of the Stock Contribution Agreement, dated as of May 12, 1997, by and among Integrated, Clark, Long and UST, (A) Clark acquired 687,395 shares of common stock, $0.001 par value per share, of the Company (the "Common Stock"), and (B) Long acquired 162,605 shares of Common Stock; and

                 WHEREAS, pursuant to the terms of the Membership Interests Contribution Agreement, dated as of May 12, 1997, by and among Integrated, Joe
L. Finley, Caroline Finley, Finley LP, The Central Arkansas Opportunity Foundation, a charitable trust organized the under the laws of Arkansas, Telesite and Metrosite, the Finley LP acquired 490,517 shares of Common Stock; and
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                 WHEREAS, a warrant held by PCX Corporation ("PCX"), a Delaware corporation, to purchase 150,000 shares of Common Stock has been transferred and assigned to NCEF, Kitty Hawk III, Clark, Lutkewich, Jackman, Eckert and Gupton, and, as a result of such assignment, NCEF holds a warrant (the "NCEF Warrant") to purchase 33,340.42 shares of Common Stock, Kitty Hawk III holds a warrant to purchase 33,340.42 shares of Common Stock (the "Kitty Hawk
Warrant"), Clark holds a warrant to purchase 50,416.05 shares of Common Stock (the "Clark Warrant"), Lutkewich holds a warrant to purchase 19,901.07 shares of Common Stock (the "Lutkewich Warrant"), Jackman holds a warrant to purchase 3,316.85 shares of Common Stock (the "Jackman Warrant"), Eckert holds a warrant to purchase 3,316.85 shares of Common Stock (the "Eckert Warrant") and Gupton holds a warrant to purchase 6,368.34 shares of Common Stock (the "Gupton Warrant" and together with the NCEF Warrant, the Kitty Hawk Warrant, the Clark Warrant, the Lutkewich Warrant, the Jackman Warrant and the Eckert Warrant, the "PCX Stockholder Warrants"); and

                 WHEREAS, pursuant to a Certificate of Amendment filed with the Secretary of State of the State of Delaware on October 29, 1997, Integrated changed its name to SpectraSite Holdings, Inc.; and

                 WHEREAS, pursuant to Articles of Amendment filed with the Secretary of State of the State of Arkansas, Telesite changed its name to SpectraSite Communications, LLC ("SpectraSite, LLC"); and

                 WHEREAS, pursuant to an Agreement and Plan of Merger, dated October 31, 1997, between UST and SpectraSite, LLC, SpectraSite, LLC merged with and into UST with UST being the surviving corporation, and UST changed its name to SpectraSite Communications, Inc.; and

                 WHEREAS, pursuant to a Purchase and Sale Agreement, dated February 27, 1998, by and among Apex Site Management L.P., a Delaware limited partnership ("Apex"), the Company, and Metrosite, the Company sold to Apex, and Apex purchased from the Company, all of the issued and outstanding capital membership units of Metrosite; and

                 WHEREAS, pursuant to the terms of the Stock Purchase Agreement (the "Series B Purchase Agreement"), dated as of March 23, 1998, by and among the Company, JHW II, JHW III, JHW Strategic III, Waller, Kitty Hawk III, Kitty Hawk IV, Eagle Creek, NCEF, Finley LP, Jackman, Eckert and Gupton, and concurrently with the execution and delivery of the Series B Purchase Agreement, (A) JHW II has purchased from the Company 1,044,532 shares of 8% Series B Cumulative Convertible Redeemable Preferred Stock, $0.001 par value per share, of the Company (the "Series B Preferred Stock"), (B) JHW III has purchased 2,039,910 shares of Series B Preferred Stock, (C) JHW Strategic III has purchased 49,155 shares of Series B Preferred Stock, (D) Waller has purchased 746,095 shares of Series B Preferred Stock, (E) Kitty Hawk III has purchased 37,305 shares of Series B Preferred Stock, (F) Kitty Hawk IV has purchased 186,524 shares of Series B Preferred Stock, (G) Eagle Creek has purchased 74,609 shares of Series B Preferred Stock, (H) NCEF has purchased 30,357 shares of Series B Preferred Stock, (I) Finley LP has purchased 30,357 shares of Series B Preferred Stock, (J) Jackman has





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purchased 2,846 shares of Series B Preferred Stock, (K) Eckert has purchased
2,846 shares of Series B Preferred Stock and (L) Gupton has purchased 5,464 shares of Series B Preferred Stock; and

                 WHEREAS, in connection with the Series A Purchase Agreement, the Company, JHW II, Kitty Hawk III, Clark, Long, the Finley LP and PCX entered into a Stockholders' Agreement, dated as of May 12, 1997, which was amended and restated as of July 1, 1997, with an effective date of May 12, 1997 (the "Stockholders' Agreement"); and

                 WHEREAS, the Stockholders believe that it is in the best interest of the Company and the Stockholders that provision be made for the continuity and stability of the business and policies of the Company, and, accordingly, desire to make certain arrangements among themselves with respect to the election of directors of the Company and with respect to certain other matters and in connection therewith, to amend and restate the Stockholders' Agreement as set forth herein.

                 NOW, THEREFORE, in consideration of the premises and of the mutual covenant and obligations hereinafter set forth and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby amend and restate the Original Stockholders' Agreement as follows:

                 SECTION 1. Definitions. As used herein, the following terms shall have the following respective meanings:

                 (a) "Affiliate" shall mean (i) in the case of an entity, any Person who or which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, any specified Person or (ii) in the case of an individual, such individual's spouse, children, grandchildren or parents or a trust primarily for the benefit of any of the foregoing.

                 (b) "Bona Fide Purchaser" shall mean any Person (other than a selling Stockholder's Affiliates) who or which has delivered a good faith written offer to purchase all or any portion of such Stockholder's Shares.

                 (c) "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company, as amended, as in effect as of March 23,1998.

                 (d) "Common Stock" shall have the meaning assigned to that term in the second Whereas clause of this Agreement.

                 (e) "Company" shall mean SpectraSite Holdings, Inc., a Delaware corporation.

                 (f) "Dispose" or "Disposition" (and any derivatives thereof) shall mean (i) a voluntary or involuntary sale, assignment, mortgage, grant, pledge, hypothecation, exchange,





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transfer, conveyance or other disposition of a Stockholder's Shares, and (ii)
any agreement, contract or commitment to do any of the foregoing.

                 (g) "Encumbrance" or "Encumber" shall mean or refer to any lien, claim, charge, pledge, mortgage, encumbrance, security interest, preferential arrangement, restriction on voting or alienation of any kind, adverse interest, or the interest of a third party under any conditional sale agreement, capital lease or other title retention agreement.

                  (h) Initial Public Offering" shall mean the consummation of a public offering by either the Company or any of its Subsidiaries of its capital stock pursuant to a registration statement on Form S-1 or other registration statement under the Securities Act (other than a registration statement relating solely to an employee benefit plan or transaction covered by Rule 145 of the Securites Act).

                 (i)      "Kitty Hawk" means Kitty Hawk III and Kitty Hawk IV.

                 (j) "PCX Stockholders" shall mean NC Enterprise Fund, Kitty Hawk, Clark, Lutkewich, Jackman, Eckert and Gupton.

                 (k) "PCX Stockholder Warrants" shall have the meaning assigned to that term in the fourth Whereas clause hereof.

                 (l) "Permitted Transferees" shall mean in the case of (i) JHW II, JHW III and JHW Strategic III, the Affiliates, partners and retired partners of JHW II, JHW III, JHW Strategic III or Whitney, the estates and family members of any such partners and retired partners and of their spouses, and any trusts for the benefit of any of the foregoing Persons, (ii) Waller, the Affiliates, partners and retired partners of Waller, the estates and family members of any such partners and retired partners and of their spouses, and any trusts for the benefit of any of the foregoing Persons, (iii) Kitty Hawk III and Kitty Hawk IV, the Affiliates, partners and retired partners of Kitty Hawk III and Kitty Hawk IV, the estates and family members of any such partners and retired partners and of their spouses, and any trusts for the benefit of any of the foregoing Persons, (iv) Eagle Creek, the Affiliates, members and retired members of Eagle Creek, the estates and family members of any such members and retired members and of their spouses, and any trusts for the benefit of any of the foregoing Persons, (v) NCEF, the Affiliates, partners and retired partners of NCEF, the estates and family members of any such partners and retired partners and of their spouses, and any trusts for the benefit of any of the foregoing Persons, (vi) in the case of the Finley LP, the partners of the Finley LP, provided that such partners are family members of Joe L. Finley, III, the estates and family members of any such partners and of their spouses, and any trusts for the benefit of any of the foregoing Persons, (vii) in the case of the other Stockholders who are not trusts, the estates and family members of such Stockholder, and any trusts for the benefit of the foregoing Persons, (viii) in the case of the other Stockholders who are trusts, the estates and family members of such trusts beneficiaries, and any other trusts for the benefit of such beneficiaries, and (ix) in the case of a PCX Stockholder, any other PCX Stockholder with respect to any transfer effected pursuant to the original terms of the Warrant Holders Agreement; provided, however, that in each case such person shall agree in





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writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.

                 (m) "Person" shall mean any individual, partnership, corporation, limited liability company, joint venture, trust, firm, association, unincorporated organization or other entity.

                 (n) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations thereunder, all as the same shall be in effect at the time.

                 (o)      "Shares" shall mean, with respect to any Stockholder,
(i) the shares of capital stock of the Company, including, without limitation, Common Stock, Series A Preferred Stock and Series B Preferred Stock, held at any time by such Stockholder, and, if applicable, (ii) any option, warrant, including, without limitation, the PCX Stockholder Warrants, or other right, held at any time by any Stockholder, exercisable for shares of capital stock of the Company, and (iii) any security, including, without limitation, Series A Preferred Stock and Series B Preferred Stock, held at any time by such Stockholder, convertible into or exchangeable for capital stock of the Company.

                 (p) "Stockholder" shall mean each person so identified in the preamble hereto and shall include any other person who agrees in writing with the parties hereto to be bound by and to comply with all applicable provisions of this Agreement.

                 (q) "Subsidiaries" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

                 (r) "Warrant Holders Agreement" shall mean the Warrant Holders Agreement, dated as of the date hereof and effective as of May 12, 1997, by and among the PCX Stockholders and Hutchison & Mason PLLC, as the Escrow Agent named therein.

                 (s)      "Whitney" shall mean J.H. Whitney & Co.

                 (t) "Whitney Funds" shall mean JHW II, JHW III and JHW Strategic III.

                 SECTION 2. Preemptive Rights. (a) If at any time the Company wishes to issue any shares of Common Stock or any rights to acquire Common Stock, including, without limitation, any rights to acquire securities exercisable for, convertible into or exchangeable for Common Stock (collectively the "Equity Equivalents") to any Person or Persons, the Company shall promptly deliver a notice of its intention to sell (the "Company's Notice of Intention to Sell") to the Stockholders setting forth a description of the Equity Equivalents to be sold, the proposed purchase price thereof and the terms of sale. Upon receipt of the Company's Notice of Intention to Sell, each Stockholder shall have the right to elect to purchase, at the price and on





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the terms stated in the Company's Notice of Intention to Sell, a number of the
Equity Equivalents equal to such Stockholder's aggregate proportionate ownership of Equity Equivalents (calculated on a fully-diluted basis) held by all Stockholders immediately prior to the issuance of the Equity Equivalents proposed to be sold by the Company (for each Stockholder, the "Pro Rata Percentage"), multiplied by the number of Equity Equivalents proposed to be sold by the Company. Such election is to be made by each Stockholder by written notice (the "Election Notice") to the Company within 10 days after receipt by such Stockholder of the Company's Notice of Intention to Sell (the "Acceptance Period for Equity Equivalents"). Each Stockholder shall also have the option, exercisable by so specifying in such Election Notice, to purchase such Stockholder's Pro Rata Percentage of any remaining Equity Equivalents not purchased by other Stockholders pursuant to this Section, in which case the Stockholders exercising such further option shall be deemed to have elected to purchase such Stockholders' Pro Rata Percentage of such remaining Equity Equivalents, up to an aggregate maximum number of Equity Equivalents which such Stockholder shall have specified in such Election Notice. The Company shall promptly notify each electing Stockholder in writing of each Election Notice received from other Stockholders pursuant to this paragraph 2(a). The Company may, subject to paragraph 2(b) below, offer and sell to another Person or Persons any remaining Equity Equivalents not elected to be purchased as evidenced by Election Notices timely received by the Company.

                 (b) If effective acceptances shall not be received pursuant to Section 2(a) above in respect of all the Equity Equivalents, then the Company may, at its election, during a period of 120 days following the expiration of the Acceptance Period for Equity Equivalents, sell and issue the remaining Equity Equivalents to another Person at a price and upon terms not more favorable to such Person than those stated in the Company's Notice of Intention to Sell; provided, however, that failure by a Stockholder to exercise his, her or its option to purchase with respect to one offering, sale and issuance of Equity Equivalents shall not affect his, her or its option to purchase Equity Equivalents in any subsequent offering, sale and purchase. In the event the Company has not sold the Equity Equivalents, or entered into an agreement to sell the Equity Equivalents, within such 120 day period, the Company shall not thereafter issue or sell any Equity Equivalents without first offering such securities to each Stockholder in the manner provided in Section 2(a) hereof.

                 (c) If a Stockholder gives the Company notice, pursuant to the provisions of this Section 2, that such Stockholder desires to purchase any of the Equity Equivalents, payment therefor shall be by check or wire transfer, against delivery of the securities at the executive offices of the Company within 15 business days after giving the Company such notice, or, if later, the closing date for the sale of such Equity Equivalents. In the event that any such proposed issuance is for a consideration other than cash, such Stockholder will be entitled to pay cash for each share or other unit, in lieu of such other consideration, in the amount determined in good faith by the Board of Directors of the Company to constitute the fair value of such consideration other than cash to be paid per share or other unit.

                 (d) The preemptive rights contained in this Section 2 shall not apply to (i) securities issued (A) as a stock dividend to holders of Common Stock,





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Series A Preferred Stock or Series B Preferred Stock or upon any subdivision or combination of shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock, (B) pursuant to an Initial Public Offering, (C) upon the conversion of any equity security or debt security of the Company issued on or prior to the date hereof or contemplated by the Series A Purchase Agreement or the Series B Purchase Agreement, (D) upon the exercise of any option, warrant or other right to subscribe for, purchase or otherwise acquire either Common Stock or any equity security or debt security convertible into Common Stock, issued prior to the date hereof or contemplated by the Series A Purchase Agreement or the Series B Purchase Agreement (including, without limitation, the PCX Stockholder Warrants), (E) upon the exercise of up to 1,817,700 options, of which 1,244,700 options have been granted as of the date hereof and 573,000 options which may be granted in the future (the "Options") to purchase shares of Common Stock reserved or to be reserved for issuance upon the exercise of such stock options, granted or to be granted exclusively to employees, officers, directors or consultants of the Company pursuant to the Company's employee stock option plan(s) to be established with the approval of the Board of Directors of the Company and Whitney, (F) pursuant to the acquisition of another corporation or business entity by the Company or any one or more of its wholly-owned Subsidiaries by merger, consolidation, share exchange, purchase of substantially all the assets or other reorganization whereby the stockholders (and/or their Affiliates) of the Company immediately prior to the transaction own in the aggregate more than 50% of the voting power of the Company or other surviving entity after the transaction, or (G) in connection with any borrowings by the Company or any of its subsidiaries from, or indebtedness of the Company or any of its subsidiaries to, any institutional lender that may be reasonably satisfactory to Whitney; or (ii) the issuance of shares of Series B Preferred Stock pursuant to the Series B Purchase Agreement.

                 (e) Notwithstanding any provision in this Agreement to the contrary, unless the Whitney Funds otherwise agree, the Company shall not issue or sell any shares of capital stock or securities or rights exercisable for, convertible into or exchangeable for capital stock of the Company (other than the Options and any shares of Common Stock issued upon the exercise of the Options) to any Person who at the time of such issuance or sale is not a party to this Agreement unless such Person agrees in writing to be bound by all of the provisions of this Agreement as if such Person were a Stockholder on the same terms as are applicable generally to all the Stockholders other than the Whitney Funds or Waller, except that such Person shall not be subject to or entitled to the benefits of Section 2 hereof.

                 SECTION 3. Transfer of Shares; General Right of First Refusal. (a) No Stockholder (other than any of the Whitney Funds) shall effect a Disposition of any of his, her or its Shares, except to a Permitted Transferee or as otherwise provided in this Agreement. Notwithstanding the foregoing, each PCX Stockholder may effect a Disposition of his or its PCX Stockholder Warrant to another PCX Stockholder pursuant to the original terms of the Warrant Holders Agreement without complying with this Section 3.

                 (b) If any Stockholder (hereinafter an "Offeror Stockholder"), other than any of the Whitney Funds, Waller, Eagle Creek or Kitty Hawk, desires to sell all, or any part, of the Shares owned by such Stockholder (hereinafter the "Offered Shares") to a Bona Fide Purchaser, the Offeror Stockholder shall send a notice to the Company (hereinafter the "Company Share Notice") stating (i) the Offeror Stockholder's desire to sell the Offered Shares, and (ii) the price and terms of the Bona Fide Purchaser's offer (the "Purchase Offer") to purchase the Offered





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Shares.  Upon the receipt of the Company Share Notice, the Company shall have thirty (30) days within which to elect to purchase the Offered Shares specified therein. If the Company chooses not to purchase all of the Offered Shares, the Company, in turn, shall promptly send a counter notice to the Offeror Stockholder informing the Offeror Stockholder of the Company's decision, as well as notices (hereinafter the "Share Offer Notices") to the other Stockholders (hereinafter the "Share Offer Recipients") stating (i) the Offeror Stockholder's desire to sell the Offered Shares, (ii) the number of Offered Shares each Share Offer Recipient is entitled to purchase, as determined on a pro rata basis according to the number of Shares then owned by each such Share Offer Recipient in relation to the aggregate number of Shares then owned by all the Share Offer Recipients (calculated on a fully diluted basis), and (iii) the price and terms of the Purchaser Offer. Upon the receipt of such Share Offer Notice, each Share Offer Recipient shall have a non-assignable option to purchase any or all of the Offered Shares specified in such Share Offer Notice, exercisable in accordance with the terms provided for below.

                 (c) The options referred to in Section 3(b) above may be exercised by the Share Offer Recipients by giving a counter notice (the "Share Counter Notice") within thirty (30) days after the receipt of the Share Offer Notice, to the Company and the Offeror Shareholder stating the number of Offered Shares a particular Share Offer Recipient wishes to purchase at the price and terms indicated in the Share Offer Notice.

                 (d) If any Share Offer Recipient fails to give a Share Counter Notice or gives a Share Counter Notice with respect to fewer Offered Shares than such Share Offer Recipient would be entitled to acquire pursuant to this paragraph (hereinafter a "Declining Share Recipient"), the Offered Shares as to which options have not been exercised by any Declining Share Recipient shall be reoffered to the Whitney Funds and to Waller by using procedures for providing notice that are similar to those described in Section 3(b) above. The Whitney Funds and Waller thereupon will each have the option exercisable within twenty (20) days from the giving of the Share Offer Notice to acquire all or any part of such reoffered Shares on a pro rata basis according to the number of Shares then owned by each of Waller and the Whitney Funds in relation to the aggregate number of Shares then owned by Waller and the Whitney Funds together (calculated on a fully diluted basis). If the Whitney Funds and Waller fail to exercise such option in full, then the Shares not so elected to be purchased shall be reoffered to the other Share Offer Recipients (hereinafter "Accepting Share Recipients") who have given Share Counter Notices with respect to all of the Offered Shares they are respectively entitled to pursuant to this Section by using procedures for providing notice that are similar to those described in
Section 3(b) above. Each Accepting Share Recipient thereupon will have the option, exercisable by giving a Share Counter Notice to the Company and the Offeror Shareholder within ten (10) days from the giving of the Share Offer Notice, to acquire such reoffered Shares on a pro rata basis according to the number of Shares then owned by each such Accepting Share Recipient in relation to the aggregate number of Shares then owned by all the Accepting Share Recipients (calculated on a fully diluted basis). Each Accepting Share Recipient who has exercised his, her or its option to the fullest extent permitted hereby shall have such number of additional ten (10) day options, exercised on the terms and in the manner provided for herein, as may be required until at least one Shareholder has the opportunity to acquire all of the remaining Offered Shares. The Share Counter Notice shall be deemed an





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irrevocable offer by the Share Offer Recipient to purchase the number of
Offered Shares specified therein at the price and terms set forth in the corresponding Share Offer Notice.

                 (e) If all the Offered Shares are not accepted for purchase by the Company and/or the Share Offer Recipients, then the Offeror Stockholder, may at his, her or its election, (i) either sell to the Company and/or the Share Offer Recipients the Offered Shares, if any, which the Company and/or the Share Offer Recipients have elected to purchase, and sell any remaining Offered Shares to the Bona Fide Purchaser, or (ii) rescind its offer to sell the Offered Shares, which rescission shall be effected by written notice delivered to the Share Offer Recipients and the Company within ten (10) days after the final ten (10) day option referred to in Section 3(d) expires, and keep all, but not less than all, of the Offered Shares, subject to the restrictions set forth in this Agreement. In the event that all the Offered Shares are accepted for purchase by the Company and/or the Share Offer Recipients or the Offeror Stockholder elects to sell the Offered Shares pursuant to clause (i) of this Section 3(e), the Company, the Share Offer Recipients, and/or the Bona Fide Purchaser, as the case may be, must purchase such Shares no more than sixty (60) days after the end of the final ten (10) day option referred to in Section 3(d) strictly in accordance with the terms and conditions of the Purchaser Offer. The prospective Bona Fide Third Party, as a condition precedent to the purchase of the Offered Shares, or any part thereof, shall subscribe to this Agreement and agree to be bound by all of the terms and conditions hereof. In the event that an Offeror Stockholder shall not have sold all of his, her or its Offered Shares on or before the expiration of such sixty (60) day period, such Offeror Stockholder shall not thereafter sell any Shares pursuant to the Purchaser Offer or otherwise without first offering such Shares to the other Stockholders in the manner set forth in this
Section 3 hereof.

                 SECTION 3A. First Special Right of First Refusal. (a) None of Kitty Hawk III, Kitty Hawk IV or Eagle Creek shall effect a Disposition of any of their Shares, except as provided in this Agreement.

                 (b) If any of Kitty Hawk III, Kitty Hawk IV or Eagle Creek desires to sell all, or any part, of their Shares (hereinafter the "Section 3A Offered Shares") to a Bona Fide Purchaser, Kitty Hawk III, Kitty Hawk IV or Eagle Creek, as the case may be (each, a "Section 3A Offeror") shall send a notice to the Whitney Funds and, if the Section 3A Offered Shares are shares of Series B Preferred Stock (or Common Stock issued upon conversion of Series B Preferred Stock) to Waller (hereinafter the "Section 3A Share Notice"), stating (i) the Section 3A Offeror's desire to sell the Section 3A Offered Shares, and (ii) the price and terms of the Bona Fide Purchaser's offer (the "Section 3A Purchase Offer") to purchase the Section 3A Offered Shares. Upon the receipt of the Section 3A Share Notice, the Whitney Funds and Waller (if applicable) shall have thirty (30) days within which to elect to purchase all, but not less than all, of the Section 3A Offered Shares specified therein. The right of first refusal provided for Waller under this Section 3A shall only apply to the sale by any of Kitty Hawk III, Kitty Hawk IV or Eagle Creek of its shares of Series B Preferred Stock or shares of Common Stock issued upon conversion of its Series B Preferred Stock. The number of Section 3A Offered Shares that each of the Whitney Funds and, if applicable, Waller, is entitled to purchase shall be determined on a pro rata basis, according to the number of Shares then owned by each of the Whitney Funds and Waller (if applicable) in relation to the aggregate number of Shares then owned by the Whitney Funds and, if applicable, Waller (calculated on a fully diluted basis), or in such other proportion as the Whitney Funds (provided that the Whitney Funds may allocate among themselves as they may agree the number of Section 3A Offered Shares allocated to the Whitney Funds) and Waller (if applicable) shall agree. If either the Whitney Funds or Waller (if applicable) fails to purchase all of its pro rata share of the Section 3A Offered Shares, the remaining Whitney Funds and/or Waller (if applicable) shall have an additional ten (10) days within which to elect to purchase all, but not less than all, of the remaining Section 3A Offered Shares. If all the Section 3A Offered Shares are not accepted for purchase by the Whitney Funds and/or Waller (if applicable), then the Section 3A Offeror may, at its election, (i) either sell to the Whitney Funds or Waller (if applicable) the Section 3A Offered Shares, if any, which the Whitney Funds and/or Waller (if applicable) have elected to purchase, and sell any remaining
Section 3A Offered Shares to the Bona Fide Purchaser, or (ii) rescind its offer to sell the Section 3A Offered Shares, which rescission shall be effected by written notice delivered to the Whitney Funds and Waller (if applicable) within ten (10) days of the end of the thirty (30) day period referred to above, and keep all, but not less than all, of the Section 3A Offered Shares, subject to the restrictions set forth in this Agreement. In the event that all the
Section 3A Offered Shares are accepted for purchase by the Whitney Funds and Waller (if applicable) or the Section 3A Offeror elects to sell the Section 3A Offered Shares pursuant to clause (i) of this Section 3A(b), the Whitney Funds and Waller (if applicable) and/or the Bona Fide Purchaser, as the case may be, must purchase such shares no more than sixty (60) days after the end of the thirty (30) day period referred to above strictly in accordance with the terms and conditions of the Section 3A Purchaser Offer. The prospective Bona Fide Purchaser, as a condition precedent to the purchase of the Section 3A Offered Shares, or any part thereof, shall subscribe to this Agreement and agree to be bound by all of the terms and conditions hereof. In the event that the Section 3A Offeror shall not have sold all of its Section 3A Offered Shares on or before the expiration of such sixty (60) day period, the Section 3A Offeror shall not thereafter sell any of the Section 3A Offered Shares pursuant to the
Section 3A Purchase Offer or otherwise without first offering such shares to the Whitney Funds and Waller (if applicable) in the manner set forth in this
Section 3A hereof.

                 SECTION 3B. Second Special Right of First Refusal. (a) Waller shall not effect a Disposition of any of its Shares, except as provided in this Agreement.

                 (b) If Waller desires to sell all, or any part, of its Shares (hereinafter the "Section 3B Offered Shares") to a Bona Fide Purchaser, Waller shall send a notice to the Whitney Funds (hereinafter the "Section 3B Share Notice"), stating (i) Waller's desire to sell the Section 3B Offered Shares, and (ii) the price and terms of the Bona Fide Purchaser's offer (the "Section 3B Purchase Offer") to purchase the Section 3B Offered Shares. Upon the receipt of the Section 3B Share Notice, the Whitney Funds shall have thirty
(30) days within which to elect to purchase all, but not less than all, of the
Section 3B Offered Shares specified therein. The number of Section 3B Offered Shares that each of the Whitney Funds is entitled to purchase shall be determined on a pro rata basis, according to the number of Shares then owned by each of the Whitney Funds in relation to the aggregate number of Shares then owned by all of the Whitney Funds (calculated on a fully diluted basis), or such other proportion as the Whitney Funds may agree. If any of the Whitney Funds fails to purchase all of its pro rata share of the Section 3B Offered Shares, the remaining Whitney Funds shall have an additional ten (10) days within which to elect to purchase all, but not less than all, of the remaining
Section 3B Offered Shares. If all the Section 3B Offered Shares are not accepted for purchase by the Whitney Funds, then

Waller may, at its election, (i) either sell to the Whitney Funds the Section 3B Offered Shares, if any, which the Whitney Funds have elected to purchase, and sell any remaining Section 3B Offered Shares to the Bona Fide Purchaser, or
(ii) rescind its offer to sell the Section 3B Offered Shares, which rescission shall be effected by written notice delivered to the Whitney Funds within ten
(10) days of the end of the thirty (30) day period referred to above, and keep all, but not less than all, of the Section 3B Offered Shares, subject to the restrictions set forth in this Agreement. In the event that all the Section 3B Offered Shares are accepted for purchase by the Whitney Funds or Waller elects to sell the Section 3B Offered Shares pursuant to clause (i) of this Section 3B(b), the Whitney Funds and/or the Bona Fide Purchaser, as the case may be, must purchase such shares no more than sixty (60) days after the end of the thirty (30) day period referred to above strictly in accordance with the terms and conditions of the Section 3B Purchaser Offer. The prospective Bona Fide Purchaser, as a condition precedent to the purchase of the Section 3B Offered Shares, or any part thereof, shall subscribe to this Agreement and agree to be bound by all of the terms and conditions hereof. In the event that Waller shall not have sold all of its Section 3B Offered Shares on or before the expiration of such sixty (60) day period, Waller shall not thereafter sell any of the Section 3B Offered Shares pursuant to the Section 3B Purchase Offer or otherwise without first offering such shares to the Whitney Funds in the manner set forth in this Section 3B hereof.

                 SECTION 4.  Right of Bring-Along.

                 (a) If the Whitney Funds propose to Dispose of all (but not less than all) of the Shares owned by them to a Bona Fide Purchaser, other than any transfers by the Whitney Funds to its Permitted Transferees, then, notwithstanding anything in this Agreement to the contrary, the Whitney Funds may require the other Stockholders (the "Other Shareholders") to Dispose of their Shares to such Bona Fide Purchaser for the same consideration such Other Shareholders would have received if the Company had been sold and liquidated in accordance with the provisions of the Certificate of Incorporation and otherwise on the same terms and conditions (other than with respect to representations and warranties) upon which the Whitney Funds effect the Disposition of their Shares; provided, however, that the Other Shareholders must receive in consideration for their Shares an amount determined by an independent, nationally recognized investment bank or appraisal firm mutually acceptable to the Whitney Funds and a majority in interest of all Other Shareholders to be fair market value therefor (without discount for a minority interest).

                 (b) In the event that the Whitney Funds desire to exercise their rights pursuant to Section 4(a), the Whitney Funds shall deliver to the Company and the Other Shareholders written notice ("Sale Notice") setting forth the consideration per share to be paid by such Bona Fide Purchaser and the other terms and conditions of such Disposition (the Sale Notice shall have attached to it the fairness opinion, valuation report or similar document from the investment bank or appraisal firm opining on the fair market value of the Other Shareholders' Shares, as required by Section 4(a)). Within 10 days following the date of such notice, each of the Other Shareholders shall deliver to the Whitney Funds (i) a stock certificate or certificates or other appropriate instrument evidencing such Other Shareholders' Shares, together with an appropriate assignment separate from certificate or instrument duly executed in a proper form to effect the Disposition of such Shares from the Other Shareholders to the Bona Fide Purchaser on the books and records of the Company and (ii) a limited power-of-attorney authorizing the Whitney Funds to effect the Disposition of such Shares pursuant to the terms of such Bona Fide Purchaser's offer as such terms may be modified by the Whitney Funds, provided, that all of the Other Shareholders' Shares are disposed of for the same consideration per share and otherwise on the same terms and conditions upon which the Whitney Funds effect the Disposition of their Shares. In the event that any Other Shareholder shall fail to deliver such stock certificate(s) or instrument(s), assignment separate from certificate and limited power-of-attorney to the Whitney Funds, the Company shall cause a notation to be made on its books and records to reflect that the Shares of such Other Shareholder are bound by the provisions of this Section 4 and that the Disposition of such Shares may be effected without such Other Shareholder's consent or surrender of its Shares.

                 In addition, in the event the Whitney Funds exercise their rights under Section 4(a), the Other Shareholders shall be required to make to a Bona Fide Purchaser such unqualified representations and warranties with respect to their Shares as are set forth in Section 4(e) hereof and representations and warranties with respect to all other matters as are reasonably requested by the Bona Fide Purchaser, provided that the Other Shareholders will only be required to provide representations and warranties on the same basis and subject to the same qualifications as the Whitney Funds and will only be required to indemnify the Bona fide Purchaser against breaches of such representations and warranties up to an aggregate dollar amount not to exceed their respective consideration received other than with respect to representations and warranties regarding ownership of stock and authority to consummate the transaction in question.

                 (c) Promptly (but in no event later than the day of receipt) after the consummation of the Disposition of Shares pursuant to this
Section 4, the Whitney Funds shall (i) deliver notice thereof to the Other Shareholders, (ii) remit to the Other Shareholders the total sales price of their respective Shares Disposed of pursuant hereto, and (iii) furnish such other evidence of the completion and time of completion of such Disposition and the terms thereof as may be reasonably requested in writing by the Other Shareholders.

                 (d) If, within ninety 90 days after the Whitney Funds' delivery of the notice required pursuant to Section 4(b), the Whitney Funds shall not have completed the Disposition of its Shares and that of the Other Shareholders in accordance herewith, the Whitney Funds shall return to the Other Shareholders (i) the stock certificates, instruments and assignments of certificates or instruments with respect to the Other Shareholders' Shares which the Other Shareholders delivered pursuant to this Section 4 and (ii) the related limited power-of-attorney. Upon the Other Shareholders' receipt of such materials, all the restrictions on Disposition contained in this Agreement with respect to the Shares owned by the Stockholders shall again be in effect.

                 (e)      All sales of Shares to be made pursuant to this
Section 4 shall be subject to the following terms:

                          (1)     the Disposing Stockholder shall deliver to
the Bona Fide Purchaser the certificates and instruments evidencing the Shares being sold, free and clear of Encumbrances, together with duly executed stock transfer powers or other instruments of assignment in favor of the Bona Fide Purchaser or its nominees and such other documents, including evidence of ownership and authority, as the Bona Fide Purchaser may reasonably request;

                          (2)     except as otherwise specifically set forth
herein, the Disposing Stockholder shall not be required to make any representations or warranties to any Person in connection with such sale, except as to (i) good title to the Shares being sold, (ii) the absence of Encumbrances with respect to the Shares being sold, (iii) its valid existence and good standing (if applicable), (iv) the authority for, and validity and binding effect of (as against such Disposing Stockholder), any agreement entered into by such Disposing Stockholder in connection with such sale, (v) all required material consents to Disposing Stockholder's sale and material governmental approvals having been obtained (excluding any securities laws) and
(vi) the fact that no broker's commission is payable by the Disposing Stockholder as a result of Disposing Stockholder's conduct in connection with the sale; and

                          (3)     the Disposing Stockholder shall not be
required to provide any indemnities in connection with such sale except for breach of the representations and warranties specifically required by the terms of this Agreement.

                 SECTION 5.  Election of Directors.

                 (a) At any annual or special stockholders' meeting called for such purpose, or by written consent in lieu of a meeting, the Stockholders agree to vote the Shares owned of record or beneficially by them to (i) maintain a seven-member Board of Directors, (ii) elect to the Board of Directors of the Company (A) three nominees designated by the Whitney Funds, who shall initially be Michael R. Stone, Anthony M. Abate and W. Chris Hegele,
(B) one nominee designated by Waller, who shall initially be Andrew J. Armstrong, Jr., (C) two nominees designated by the management of the Company ("Management"), who shall initially be Clark and Finley, and (E) one "independent" nominee mutually acceptable to the Whitney Funds, Waller, Kitty Hawk and Management, and (iii) elect two nominees of the Whitney Funds and one nominee designated by Management to each of the Company's audit committee and compensation committee.

                 (b) All such directors shall hold office until their respective successors shall have been elected and shall have qualified. Notwithstanding the foregoing, at such time as the Whitney Funds shall no longer beneficially own an aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock that is convertible into at least ten percent (10%) of the aggregate number of shares of Common Stock into which the shares of Series A Preferred Stock and Series B Preferred Stock beneficially owned by the Whitney Funds as at the latest Closing Date (as defined in the Series B Purchase Agreement) that occurred were convertible as at such Closing Date (after appropriate adjustment for dividends, subdivisions, combinations or reclassifications), then the Stockholders' obligations to elect the designees of the Whitney Funds as set forth in subsection (a) above shall be limited to having one director designated by the Whitney Funds elected to the Company's Board of Directors, who shall also be elected to serve on the audit committee and compensation committee.

                 (c) For so long as the Whitney Funds shall continue to beneficially own an aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock that is convertible into at least ten percent (10%) of the aggregate number of shares of Common Stock into which the shares of Series A Preferred Stock and Series B Preferred Stock beneficially owned by the Whitney Funds as at the latest Closing Date (as defined in the Series B Purchase Agreement) that occurred were convertible, as at such Closing Date (after appropriate adjustments for dividends, subdivisions, combinations or reclassifications), the Whitney Funds may, in their sole discretion, require the Stockholders to, at any annual or special stockholders' meeting called for such purpose, or by written consent in lieu of a meeting, vote the Shares owned of record or beneficially by them to increase the size of the Company's Board of Directors by two members (so as to establish up to a nine (9) member Board of Directors) and to have two (2) additional nominees (for a total of five (5) nominees) designated by the Whitney Funds elected to serve as such additional members of the Company's Board of Directors.

                 (d) In the event that any of the Whitney Funds, Waller or Kitty Hawk (each an "Institutional Investor") shall not have a designee serving on the Board of Directors of the Company for any reason, the Company shall give each such Institutional Investor notice of (in the same manner as notice is given to directors), and permit one Person designated by each such Institutional Investor to attend as observer, all meetings of the Company's Board of Directors and all executive and other committee meetings of the Board of Directors and shall provide to each such Institutional Investor the same information concerning the Company, and access thereto, provided to members of the Company's Board of Directors. The reasonable travel expenses incurred by any such designee of the Whitney Funds in attending any board or committee meetings shall be reimbursed by the Company to the extent consistent with the Company's then existing policy of reimbursing directors generally for such expenses.

                 (e) The parties hereto agree to use their best efforts to cause the Company's Board of Directors to meet at least once every three months or more frequently to the extent that the directors designated by the Whitney Funds, or in the event no such directors are then serving on the Board of Directors, an observer designated by the Whitney Funds, reasonably wishes the Board of Directors to meet.

                 (f) The respective rights of each of the Whitney Funds, on the one hand, and Waller, on the other hand, under subsections (a) and (b) of this Section 5 shall survive, in each case, for so long as the Whitney Funds, collectively, or Waller, as the case may be, shall beneficially own an aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock that in the aggregate is convertible into at least five percent (5%) of the aggregate number of shares of Common Stock into which the shares of Series A Preferred Stock and Series B Preferred Stock beneficially owned by the Whitney Funds, collectively, or Waller, as the case may be, as at the latest Closing Date (as defined in the Series B Purchase Agreement) that occurred were convertible, as at such Closing Date (after appropriate adjustment for dividends, subdivisions, combinations or reclassifications).

                 SECTION 6.  Co-Sale Rights.

                 (a) If any of the Whitney Funds desires to sell (other than to its Permitted Transferees) all, or any part, of their Shares consisting of Series B Preferred Stock or Common Stock issued upon conversion of such shares of Series B Preferred Stock (hereinafter the "Whitney Offered Shares") to a Bona Fide Purchaser, such Whitney Fund(s) (each, a "Whitney Offeror") shall send a notice (hereinafter the "Whitney Sale Notice") to Waller, Kitty Hawk IV and Eagle Creek (each, a "Co-Sale Offeree" and collectively, the "Co-Sale Offerees") stating (i) the Whitney Offeror's desire to sell the Whitney Offered Shares, and (ii) the price and terms of the Bona Fide Purchaser's offer (the "Whitney Purchase Offer"). Upon the receipt of the Whitney Sale Notice, each of the Co-Sale Offerees shall have thirty (30) days to give written notice (a "Tag-Along Notice") to the Whitney Offeror that such Co-Sale Offeree wishes to participate in such proposed sale of Whitney Offered Shares, with respect to the same class of Shares and at the same time and on the same terms and conditions as specified in the Whitney Purchase Offer, and specifying the number of "Co-Sale Offeree Shares" (which, for the purposes of this Section 6, shall mean, for each Co-Sale Offeree, any Shares of Series B Preferred Stock and Common Stock issued upon conversion of such Shares of Series B Preferred Stock then owned by such Co-Sale Offeree) that such Co-Sale Offeree desires to include in such proposed sale. Each Co-Sale Offeree may sell all or any part of that number of Co-Sale Offeree Shares equal to the product obtained by multiplying (x) the aggregate number of Whitney Offered Shares covered by the Whitney Purchase Offer by (y) a fraction, the numerator of which is the number of Co-Sale Offeree Shares at the time owned by such Co-Sale Offeree and the denominator of which is the aggregate number of Co-Sale Offeree Shares and "Whitney Offeror Shares" (which, for the purposes of this Section 6, shall mean any Shares of Series B Preferred Stock and Common Stock issued upon conversion of such Shares of Series B Preferred Stock then owned by the Whitney Offeror). If none of the Co-Sale Offerees gives a timely Tag-Along Notice with respect to the sale proposed in the Whitney Sale Notice, the Whitney Offeror may transfer the Whitney Offered Shares within the ninety (90) day period following the date of the Whitney Sale Notice, on terms and conditions no more favorable than those set forth in the Whitney Sale Notice. If any of the Co-Sale Offerees shall give the Whitney Offeror a timely Tag-Along Notice, then the Whitney Offeror shall request of the Bona Fide Purchaser that the Bona Fide Purchaser agree to acquire all Co-Sale Offeree Shares identified in the Tag-Along Notice (up to the maximum number of shares permitted under this Section 6(a)), upon the same terms and conditions (including, without limitation, the ability to receive a ratable share of all consideration being paid, directly or indirectly, to the Whitney Offeror as set forth in the Whitney Sale Notice). If the Bona Fide Purchaser is unwilling or unable to acquire all of the Co-Sale Offeree Shares upon such terms, then the Whitney Offeror may rescind its offer to sell the Whitney Offered Shares, which rescission shall be effected by written notice delivered to the Co-Sale Offerees within ten (10) days of the end of the ninety (90) day period referred to above, and keep all, but not less than all, of the Whitney Offered Shares, subject to the restrictions set forth in this Agreement. The prospective Bona Fide Purchaser, as a condition precedent to the purchase of the Whitney Offered Shares (including any shares proposed to be sold by the Co-Sale Offerees pursuant to the terms of this Section 6), shall subscribe to this Agreement and agree to be bound by all of the terms and conditions hereof. In the event that the Whitney Offeror shall not have sold all of its Whitney Offered Shares pursuant to this Section 6 within a period of ninety (90) days following the date of the Whitney Sale Notice, the Whitney Offeror shall not thereafter sell any of the Whitney Offered Shares pursuant to the Whitney Purchase

Offer or otherwise without first offering such shares to the Co-Sale Offerees in the manner set forth in this Section 6 hereof.

                 (b) If any of the Co-Sale Offerees exercises its right pursuant to Section 6(a) above, upon the request of the Whitney Offeror, such Co-Sale Offeree shall deliver to the Whitney Offeror, as agent for such Co-Sale Offeree, for transfer to the Bona Fide Purchaser, one or more certificates properly endorsed for transfer, which represent the number of Co-Sale Offeree Shares which such Co-Sale Offeree so elects to Dispose pursuant to Section 6(a). The stock certificate or certificates delivered by such Co-Sale Offeree to the Whitney Offeror pursuant to this paragraph shall be transferred by the Whitney Offeror to the Bona Fide Purchaser in consummation of the Disposition of the Shares pursuant to the terms and conditions specified in Section 6(a), and the Whitney Offeror shall promptly thereafter remit, or cause to be remitted, to such Co-Sale Offeree that portion of the Disposition proceeds to which such Co-Sale Offeree is entitled by reason of its participation in such Disposition.

                 (c) Notwithstanding anything contained in this Section 6 or any notice given hereunder, the provisions of this Section 6 shall be suspended immediately upon the occurrence of any event within the scope of
Section 4 hereof.

                 (d) The Whitney Funds shall have corresponding co-sale rights on the same terms and conditions as are set forth in subsections (a) and
(b) of this Section 6 with respect to any proposed sale by any of the Co-Sale Offerees of any of their Co-Sale Offeree Shares.

                 SECTION 7.  Put Rights.

                 (a) Subject to Section 7(c) hereof, the Company hereby irrevocably grants to each holder of Series B Preferred Stock (each, a "Series B Holder") the right and option, beginning on March 23, 2004, to sell to the Company (hereinafter referred to as the "Put") all or any portion of the shares of Series B Preferred Stock then held by such Series B Holder (the "Put Shares"), at a purchase price per Put Share equal to the greater of (a) $4.00 (subject to appropriate adjustment for subdivisions and combinations of the Series B Preferred Stock) plus any accrued but unpaid dividends on the Put Shares and (b) the Fair Market Value (as defined below) per Put Share (the "Purchase Price"). For the purposes of this Section 7, the "Fair Market Value" per Put Share on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the ten (10) consecutive trading days commencing fifteen (15) trading days before such date. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted by NASDAQ or a similar service, the Fair Market Value shall be the fair market value of such shares on such date, as determined by an independent investment banking firm or other appraiser (the "Appraiser") reasonably acceptable to such Series B Holder(s) and Management. If such parties cannot agree on the selection of the Appraiser, the fair market value per Put Shares shall be determined as follows: (i) Each of the Series B Holder(s) exercising the Put, on the one hand, and the management of the Company ("Management"), on the other hand, shall select one Appraiser (each, an "Appraiser") reasonably acceptable to such Series B Holder(s) and Management to determine the fair market value per Put Share; (ii) the two Appraisers selected by Management and such Series B Holder(s) shall then mutually agree on and select a third Appraiser; (iii) each of the Appraisers shall submit to the Company and such Series B Holder(s) a written determination of the fair market value per Put Share; and (iv) the Fair Market Value shall be the average of the values submitted by the three Appraisers. The total cost and expenses incurred by the Appraiser or Appraisers, as the case may be, in determining the Fair Market Value shall be borne by such Series B Holders as exercise the Put, pro rata according to the number of Put Shares being put by each such Series B Holder.

                 (b) Subject to the provisions of Sections 7(a), 7(c) and 7(d) hereof, and at any time on or after March 23, 2004, each Series B Holder may exercise the Put and sell to the Company, and the Company agrees to purchase from such Series B Holder, all or any portion of the Put Shares. A Series B Holder shall exercise the Put by providing written notice to the Company specifying the number of Put Shares as to which the Put is exercised and effective date of the exercise.

                 (c) The payment for and delivery of Put Shares shall be made as set forth below.

                          (i)     Subject to clause (iii) below, the Company
shall pay the Purchase Price to each Series B Holder exercising the Put in accordance with clause (ii) below for each Put Share put by such Series B Holder and purchased by the Company in exchange for the delivery to the Company of a stock certificate or certificates representing the total number of Put Shares being put and purchased, duly endorsed in blank by such Series B Holder or having attached thereto a stock power executed by such Series B Holder in proper form for transfer.

                          (ii)    The Company shall pay the Purchase Price for
the Put Shares by paying the Purchase Price in cash or by certified, cashier's or other check acceptable to each such Series B Holder, or by wire transfer pursuant to such Series B Holder's instructions, within 45 days after the determination of the Fair Market Value, as described above, subject to such Series B Holder's compliance with the delivery requirements set forth in clause
(ii) above.

                          (iii)   In the event that any payment to be made by
the Company under this Section 7 is prohibited by applicable provisions of corporate law or by any other applicable law, or by any loan or other covenant ("Restrictive Covenants") contained in agreements between the Company or any of its subsidiaries and any lending or other financial institution, then such payment shall be immediately made by the Company at the next earliest time, and to the extent possible, when compliance with said law may be effected, or waiver or termination of any such Restrictive Covenant shall occur, and the Company agrees that it will execute all such documents and take all such other steps as may be necessary to expedite and effectuate to the extent possible such compliance or waiver. In connection with the foregoing sentence, the Company agrees to cooperate with the Series B Holders and take such actions from time to time as the Series B Holders may reasonably propose, including, without limitation, the sale of designated assets of the Company in order to facilitate the repurchase of the Put Shares, to the extent that such actions, in the determination and discretion of the Board of Directors of the Company, do not materially impair either the business operations of the Company or the rights of the Company's creditors. Any Put Shares for which a Put has been exercised and payment in full shall not have been made by the Company shall continue to be deemed issued and outstanding shares of Series B Preferred Stock (for all purposes, including, without limitation, with respect to dividends) until the date such payment is made.

                 (d) The Put (and all rights related thereto) shall terminate, whether or not it has then become exercisable, upon the first to occur of (i) an Initial Public Offering, (ii) a sale of all or substantially all of the assets of the Company, (iii) a merger or consolidation of the Company with or into another corporation or entity (other than a transaction in which the holders of capital stock of the Company immediately prior to such merger or consolidation continue to hold at least a majority of the voting power of the surviving entity), or (iv) with respect to each share of Series B Preferred Stock, the date of conversion of such share into Common Stock.

                 SECTION 8.  Special Approval Rights.

                 (a) Notwithstanding anything in the Certificate of Incorporation to the contrary, the following actions by the Company shall require the prior written consent of Waller and the Whitney Funds:

                          (1)  Engaging in any business other than the business
in which the Company or its Subsidiaries are currently engaged;

                          (2)  Any amendment, restatement or modification of
the Certificate of Incorporation which adversely affects the rights of the holders of the Series B Preferred Stock;

                          (3)  The entering into of any agreement with, or the
making of any payments (other than as provided in the Certificate of Incorporation) to, any holder of Series A Preferred Stock with respect to its Series A Preferred Stock (including, without limitation, the redemption (other than as provided in the Certificate of Incorporation), repurchase or other acquisition by the Company of Series A Preferred Stock), the effect of which would be to advantage such holder to the detriment of the holders of the Series B Preferred Stock;

                          (4)  A voluntary liquidation or dissolution of the
Company; or

                          (5)  The filing by the Company of a petition under
bankruptcy or other insolvency laws, or the admission in writing that the Company is bankrupt, insolvent or generally unable to pay its debts as they become due.

                 (b) The respective rights of each of the Whitney Funds, on the one hand, and Waller, on the other hand, under this Section 8 shall survive, in each case, for so long as the Whitney Funds, collectively, or Waller, as the case may be, shall beneficially own an aggregate number of shares of Series A Preferred Stock and Series B Preferred Stock that in the aggregate is convertible into at least five percent (5%) of the aggregate number of shares of Common Stock into which the shares of Series A Preferred Stock and Series B Preferred Stock beneficially owned by the Whitney Funds, collectively, or Waller, as the case may be, as at the latest Closing Date (as defined in the Series B Purchase Agreement) that occurred were convertible as at such Closing Date (after appropriate adjustment for dividends, subdivisions, combinations or reclassifications).

                 SECTION 9. Legend on Stock Certificates. Each certificate of the signatories hereto representing Shares shall bear the following legend until such time as the Shares represented thereby are no longer subject to the provisions hereof:

                 "THE SALE, TRANSFER OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, DATED AS OF MARCH 23, 1998, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, AMONG SPECTRASITE HOLDINGS, INC. AND CERTAIN HOLDERS OF ITS OUTSTANDING CAPITAL STOCK. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF SPECTRASITE HOLDINGS, INC.

                 SECTION 10. Duration of Agreement. The rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the transfer of all Shares owned by such Stockholder in accordance with this Agreement. Upon consummation of an Initial Public Offering, notwithstanding anything to the contrary in this Agreement, the rights and obligations of each Stockholder under Sections 2, 3, 3A, 3B, 4, 6, 7 and 8 of this Agreement shall terminate.

                 SECTION 11. Representations and Warranties. Each Stockholder represents and warrants to the other Stockholders as follows:

                 (a) The execution, delivery and performance of this Agreement by such Stockholder will not violate any provision of law, any order of any court or other agency of government, or any provision of any indenture, agreement or other instrument to which such Stockholder or any of his, her or its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Stockholder.

                 (b) This Agreement has been duly executed and delivered by such Stockholder and constitutes the legal, valid and binding obligation of such Stockholder, enforceable in accordance with its terms.

                 (c) The Shares of such Stockholder listed on Schedule I hereto constitute all the shares of capital stock of the Company owned by such Stockholder as of the date hereof, and such Stockholder does not have any right or obligation to acquire any additional shares of capital stock of the Company.

                 SECTION 12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE

STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

                 SECTION 13. Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, legal representatives and heirs. Any Disposition of the Shares in violation of the provisions of this Agreement shall be void.

                 SECTION 14. Notices. All notices, requests and other communications to be given or otherwise made to any Stockholder or other party hereto shall be deemed to be sufficient if contained in a written instrument duly transmitted by telecopy or telex or duly sent by overnight courier service or first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties:

                 (a)      if to the Company:

                                  SpectraSite Holdings, Inc.
                                  8000 Regency Parkway, Suite 570
                                  Cary, North Carolina 27511
                                  Telecopier: (919) 468-8522
                                  Attention:  Stephen H. Clark
                                              Joe. L. Finley, III

                          with a copy to:

                                  Hutchison & Mason PLLC
                                  4011 Westchase Blvd, Suite400
                                  Raleigh, North Carolina 27607
                                  Telecopier: (919) 829-9696
                                  Attention:  Fred D. Hutchison, Esq.

                 (b)      if to JHW II, JHW III and JHW Strategic III:

                                  c/o J.H. Whitney & Co.
                                  177 Broad Street
                                  Stamford, Connecticut 06901
                                  Telecopier No.:  (203) 975-1422
                                  Attention:  Michael R. Stone
                                              Daniel J. O'Brien

                          with a copy to:

                                  Morrison Cohen Singer & Weinstein, LLP
                                  750 Lexington Avenue
                                  New York, New York  10022

                                  Telecopier No.:  (212) 735-8708
                                  Attention:  David A. Scherl, Esq.

                 (c)       if to Waller:

                                  Waller-Sutton Media Partners, L.P.
                                  c/o Waller-Sutton Management Group, Inc.
                                  1 Rockfeller Plaza
                                  New York, New York  10020
                                  Telecopier No.: (212) 218-4355
                                  Attention:  Andrew J. Armstrong, Jr.

                          with a copy to:

                                  Rubin Baum Levin Constant & Friedman
                                  30 Rockefeller Plaza, 29th Floor
                                  New York, NY 10112
                                  Telecopier No:  (212) 698-7825
                                  Attention:  Ronald Greenberg, Esq.

                 (d)      if to Kitty Hawk III or Kitty Hawk IV:

                                  Kitty Hawk Capital Limited Partnership
                                  2700 Coltsgate Road, Suite 202
                                  Charlotte, North Carolina 28211
                                  Telecopier No.:  (704) 362-2774
                                  Attention:  W. Chris Hegele

                          with a copy to:

                                  Smith Helms Mulliss & Moore, LLP
                                  214 North Church Street
                                  Charlotte, North Carolina 28202
                                  Telefacsimile Number: (704) 334-8467
                                  Attention:  Harrison Marshall, Esq.

                 (e)      if to Eagle Creek:

                                  Eagle Creek Capital, L.L.C.
                                  2300 Carillon Point
                                  Kirkland, Washington,  98033
                                  Telecopier No.: (425) 828-8450
                                  Attention: Susan L. Rasinski

                 (f)      if to Clark:

                                  Stephen H. Clark
                                  c/o SpectraSite Holdings, Inc.
                                  8000 Regency Parkway
                                  Suite 570
                                  Cary, North Carolina 27511
                                  Telecopier No.: (919) 468-8522

                          with a copy to:

                                  Hutchison & Mason PLLC
                                  4011 Westchase Blvd., Suite 400
                                  Raleigh, North Carolina 27607
                                  Telecopier No.:  (919) 829-9696
                                  Attention:  Fred D. Hutchison, Esq.

                 (g)      if to Long:

                                  Robert M. Long
                                  c/o SpectraSite Holdings, Inc.
                                  8000 Regency Parkway
                                  Suite 570
                                  Cary, North Carolina
                                  Telecopier No.: (919) 468-8522

                          with a copy to:

                                  Hutchison & Mason PLLC
                                  4011 Westchase Blvd., Suite 400
                                  Raleigh, North Carolina 27607
                                  Telecopier No.:  (919) 829-9696
                                  Attention:  Fred D. Hutchison, Esq.

                 (h)      if to the Finley LP:

                                  c/o Joe L. Finley, III
                                  10770 Samples Road
                                  Alexander, Arkansas 72002
                                  Telecopier No.: (501) 316-1451

                          with a copy to:

                                  Friday, Eldridge & Clark
                                  400 West Capitol
                                  Suite 2000
                                  Little Rock, Arkansas  72201
                                  Attention: Price C. Gardner, Esq.

                                  Telecopier No.: (501) 376-2147

                 (i)      If to any PCX Stockholder other than Kitty Hawk,
                            Clark or NCEF:

                                  c/o PCX Corporation
                                  8343 U.S. Highway 70 East
                                  Clayton, North Carolina 27520
                                  Telecopier No.: (919) 550-2900
                                  Attention: President

                          with a copy to:

                                  Poyner & Spruill, LLP
                                  3600 Glenwood Avenue, Suite 300
                                  Raleigh, North Carolina 27605
                                  Telecopier No. (919) 783-1075
                                  Attention: Robert B. Womble, Esq.

                 (j)      If to NCEF:

                                  The North Carolina Enterprise Fund, L.P.
                                  3600 Glenwood Avenue, Suite 107
                                  Raleigh, North Carolina 27612
                                  Telecopier No.: (919) 783-9195
                                  Attention: Charles T. Closson, Jr.

                          with a copy to:

                                  Poyner & Spruill, LLP
                                  3600 Glenwood Avenue, Suite 300
                                  Raleigh, North Carolina 27605
                                  Telecopier No. (919) 783-1075
                                  Attention: Robert B. Womble, Esq.

                 or to such other address or addresses as shall have been furnished in writing to the other parties hereto. Each Stockholder agrees, at all times, to provide the Company with an address for notices hereunder.

                 All notices hereunder shall be effective on the date of transmission if transmitted by telex or telecopy, on the first day after delivery to an overnight national courier service if sent by such service and on the date of receipt if sent by mail.

                 SECTION 15. Modification. Except as otherwise provided herein, neither this Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any modification, change, discharge or termination is sought or by the agreement of the Whitney

Funds and a majority of all other holders of the Shares, if any, subject to this Agreement (calculated on a fully-diluted basis); provided, however, that no modification or amendment shall be effective to reduce the percentage of the Shares the consent of the holders of which is required under this Section 14; and provided further, that the provisions of Sections 6 or 7 shall not be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any such modification, change, discharge or termination is sought or by the agreement of the Whitney Funds and a majority of the other holders of Series B Preferred Stock (calculated on a fully-diluted basis); and provided further, that the provisions of Sections 8 shall not be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom the enforcement of any such modification, change, discharge or termination is sought or by the agreement of the Whitney Funds and Waller.

                 SECTION 16. Entire Agreement. If the terms of this Agreement and the terms of the Warrant Holders Agreement conflict, the terms of this Agreement shall govern. This Agreement and the Warrant Holders Agreement constitute the entire agreement among the undersigned with respect to matters or understandings involving the ownership, control or disposition of their Shares and supersedes any and all prior agreements or understandings, oral or written, among any or all of the undersigned relating to such ownership, control or disposition (including, without limitation, the Stockholders' Agreement).

                 SECTION 17. Counterparts. Telefacsimile transmissions of any executed original document and/or retransmission of any executed telefacsimile transmission shall be deemed to be the same as the delivery of an executed original. At the request of any party hereto, the other parties hereto shall confirm telefacsimile transmissions by executing duplicate original documents and delivering the same to the requesting party or parties. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.





                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                   SPECTRASITE HOLDINGS, INC.



                                   By:/s/ STEPHEN H. CLARK
                                      ----------------------------------------
                                      Name:  Stephen H. Clark
                                      Title: President


                                   WHITNEY EQUITY PARTNERS, L.P.

                                   By: J.H. Whitney Equity Partners, LLC,
                                       Its General Partner


                                   By:/s/ DANIEL J. O'BRIEN
                                      ---------------------------------------
                                      Name: Daniel J. O'Brien
                                      A Managing Member


                                   J.H. WHITNEY III, L.P.

                                   By:  J.H. Whitney Equity Partners III, LLC
                                        Its General Partner


                                   By:/s/ DANIEL J. O'BRIEN
                                      ---------------------------------------
                                      Name: Daniel J. O'Brien
                                      A Managing Member





[FIRST SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                   WHITNEY STRATEGIC
                                   PARTNERS III, L.P.

                                   By:  J.H. Whitney Equity Partners III, LLC
                                        Its General Partner


                                   By:/s/ DANIEL J. O'BRIEN
                                      ---------------------------------------
                                      Name: Daniel J. O'Brien
                                      A Managing Member


                                   WALLER-SUTTON MEDIA PARTNERS, L.P.

                                   By:  WALLER-SUTTON MEDIA, LLC
                                       --------------------------------------
                                           Its General Partner


                                   By: /s/ BRUCE M. HERNANDEZ
                                       --------------------------------------
                                           Name:  Bruce M. Hernandez
                                           Title: Chief Executive Officer


                                   KITTY HAWK CAPITAL LIMITED
                                   PARTNERSHIP, III

                                   By: Kitty Hawk Partners Limited
                                         Partnership, III,
                                       Its General Partner


                                   By:/s/ W. CHRIS HEGELE
                                      ----------------------------------------
                                      Name: W. Chris Hegele
                                      A General Partner





[SECOND SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                   KITTY HAWK CAPITAL LIMITED PARTNERSHIP, IV

                                   By:  Kitty Hawk Partners LLC, IV
                                           Its General Partner


                                   By:/s/ W. CHRIS HEGELE
                                      --------------------------------------
                                      Name: W. Chris Hegele
                                      A Manager


                                   EAGLE CREEK CAPITAL, L.L.C.


                                   By:/s/ SUSAN L. RASINSKI
                                      ---------------------------------------
                                           Name: Susan L. Rasinski
                                           A Manager

                                   /s/ STEPHEN H. CLARK
                                   ------------------------------------------
                                   STEPHEN H. CLARK

                                   /s/ ROBERT M. LONG
                                   ------------------------------------------
                                   ROBERT M. LONG



                                   FINLEY FAMILY LIMITED PARTNERSHIP


                                   By:/s/ JOE L. FINLEY III
                                      ------------------------------------------
                                      Name:  Joe L. Finley III
                                      Title: General Partner





[THIRD SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                   THE NORTH CAROLINA ENTERPRISE
                                   FUND, L.P.

                                   By: The North Carolina Enterprise
                                        Corporation,
                                         General Partner


                                   By:/s/ NANCY P. OWENS
                                      ---------------------------------------
                                      Name:  Nancy P. Owens
                                      Title: Sr. Vice President

                                   /s/ Edward J. Lutkewich
                                   ------------------------------------------
                                   EDWARD J. LUTKEWICH


                                   /s/ Jack W. Jackman
                                   ------------------------------------------
                                   JACK W. JACKMAN


                                   /s/ Alton D. Eckert
                                   ------------------------------------------
                                   ALTON D. ECKERT


                                   /s/ William R. Gupton
                                   ------------------------------------------
                                   WILLIAM R. GUPTON





[FOURTH SIGNATURE PAGE TO SECOND AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT]

                                   SCHEDULE I


         NAME OF STOCKHOLDER                                                     NUMBER OF SHARES
         -------------------                                                     ----------------
1.       Issued and Outstanding Common Stock:

         Stephen H. Clark                                                            687,395
         Robert M. Long                                                              162,605
         Finley Family Limited Partnership                                           490,517


2.       Issued and Outstanding Series A Convertible Preferred Stock:

         Whitney Equity Partners, L.P.                                             3,203,118
         Kitty Hawk Capital Limited Partnership, III                                 259,712


3.       Issued and Outstanding Series B Convertible Preferred Stock:

         Whitney Equity Partners, L.P.                                             1,044,532
         J.H. Whitney III, L.P.                                                    2,039,910
         Whitney Strategic Partners III, LLC                                          49,155
         Waller-Sutton Media Partners, L.P.                                          746,095
         Kitty Hawk Capital Limited Partnership, III                                  37,305
         Kitty Hawk Capital Limited Partnership, IV                                  186,524
         Eagle Creek Capital, L.L.C.                                                  74,609
         The North Carolina Enterprise Fund, L.P.                                     30,357
         Jack W. Jackman                                                               2,846
         Alton D. Eckert                                                               2,846
         William R. Gupton                                                             5,464
         Finley Family Limited Partnership                                            30,357


4.       Warrants to Purchase Common Stock:

         Kitty Hawk Capital Limited
            Partnership, III                                                       33,340.42
         The North Carolina Enterprise Fund, L.P.                                  33,340.42
         Edward J. Lutkewich                                                       19,901.07
         Jack W. Jackman                                                            3,316.85
         Alton D. Eckert                                                            3,316.85
         William R. Gupton                                                          6,368.34
         Stephen H. Clark                                                          50,416.05

5.       Options to Purchase Common Stock:

         Stephen H. Clark                                                            725,000
         Robert M. Long                                                               38,800